UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 14, 2007

HEALTHWAYS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-19364	62-1117144
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3841 Green Hills Village Drive Nashville, Tennessee	37215
(Address of principal executive offices)	(Zip Code)

(615) 665-1122

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

Healthways has signed a new, three-year agreement with Blue Cross Blue Shield of Delaware (BCBSD) to provide Healthways’ Health and Care SupportSM services to nearly 300,000 BCBSD fully and self-insured members. Services will become available to a portion of self-insured members beginning April 1, 2007, and to the plan’s remaining self-insured and fully insured members beginning July 1, 2007. The integrated, total population health management offering is designed to improve member health and employer competitiveness and includes groupings of Care Support programs from the following: diabetes, heart failure, coronary artery disease, chronic obstructive pulmonary disease, chronic kidney and end-stage renal disease, asthma, impact conditions, oncology, comprehensive back pain and depression. In addition, Healthways will make available its health risk assessment (HRA) and myhealthIQSM Health Support program, including tailored telephonic health and lifestyle coaching from Healthways to address such issues as stress management, weight management, exercise regimens and smoking cessation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHWAYS, INC.

By:	/s/ Mary A. Chaput
Mary A. Chaput
Chief Financial Officer

Date: March 14, 2007